Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lyell Immunopharma, Inc. 2021 Equity Incentive Plan and the Lyell Immunopharma, Inc. 2021 Employee Stock Purchase Plan of our report dated March 29, 2022, with respect to the consolidated financial statements of Lyell Immunopharma, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

March 29, 2022